                                                                      Exhibit 12

                      TWINLAB CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                             SCHEDULE OF COMPUTATION
                          (IN THOUSANDS, EXCEPT RATIOS)


                                                                                             HISTORICAL
                                                                  ---------------------------------------------------------
                                                                                        YEAR ENDED DECEMBER 31,
                                                                  ---------------------------------------------------------

                                                                      1991         1992         1993       1994        1995
                                                                      ----         ----         ----       ----        ----
Income before unusual item, provision for
     income taxes and extraordinary item ...............            $10,331     $14,010       $16,906     $23,920    $30,464
                                                                   ---------------------------------------------------------
Add fixed charges:
     Interest expense ..................................                461         494           487         761        866
     Interest portion of rentals .......................                351         402           414         423        452
                                                                   ---------------------------------------------------------
Total fixed charges  ...................................                812         896           901       1,184      1,318
                                                                   ---------------------------------------------------------
Income available for fixed charges .....................            $11,143     $14,906       $17,807     $25,104    $31,782
                                                                   =========================================================
Ratio of earnings to fixed charges .....................               13.7        16.6          19.8        21.2       24.1
                                                                   =========================================================


                                                                             HISTORICAL
                                                                 ---------------------------------
                                                                         SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                 ---------------------------------
                                                                       1995                   1996
                                                                       ----                   ----
Income before unusual item, provision for
     income taxes and extraordinary item ...............              $13,821                $1,170
                                                                 -----------------------------------
Add fixed charges:
     Interest expense ..................................                  417                  2,591
     Interest portion of rentals .......................                  212                    244
                                                                 -----------------------------------
Total fixed charges ....................................                  629                  2,835
                                                                 -----------------------------------
                                                                      $14,450                 $4,005
Income available for fixed charges .....................         ===================================
Ratio of earnings to fixed charges .....................                 23.0                    1.4
                                                                 ===================================



                                                                               PRO FORMA
                                                            -----------------------------------------------

                                                           SIX  MONTHS       SIX MONTHS             YEAR
                                                              ENDED             ENDED               ENDED
                                                             JUNE 30,          JUNE 30,          DECEMBER 31,
                                                               1995              1996               1995
                                                               -----             ----               ----

Income before unusual item, provision for
     income taxes and extraordinary item (1) ...........      $6,047          $11,154            $15,589
                                                            --------------------------------------------
Add fixed charges:
     Interest expense (2) ..............................       7,844             7,851             15,684
     Interest portion of rentals .......................         212               244                452
                                                            ---------------------------------------------
Total fixed charges ....................................       8,056             8,095             16,136
                                                            ---------------------------------------------
Income available for fixed charges .....................     $14,103           $19,249            $31,725
                                                            =============================================
Ratio of earnings to fixed charges .....................         1.8               2.4                2.0
                                                            =============================================
- ----------

(1) Income before unusual item, provision for income taxes and extraordinary item for pro forma periods is calculated as follows:



                                                                  SIX MONTHS     SIX MONTHS        YEAR
                                                                    ENDED          ENDED           ENDED
                                                                   JUNE 30,       JUNE 30,       DECEMBER 31,
                                                                     1995           1996            1995
                                                                     ----           ----            ----

Income before unusual item, provision for
     income taxes and extraordinary item ...............           $ 13,821       $ 1,170         $ 30,464
                                                             ---------------------------------------------

LGP Management Fee .....................................               (200)         (141)            (400)
Reduction in interest income ...........................               (147)         (315)            (313)
Interest expense adjustment ............................             (7,427)       (5,260)         (14,818)
Elimination of nonrecurring Transaction expenses .......                  -            400              656
Nonrecurring non-competition agreement expense..........                  -         15,300                -
                                                             ----------------------------------------------

     Total adjustments .................................             (7,774)         9,984         (14,875)
                                                             ----------------------------------------------

Pro forma income before unusual item, provision
     for income taxes and extraordinary item ...........            $ 6,047       $11,154         $ 15,589
                                                             ==============================================


(2) Interest expense for pro forma periods is calculated as follows:


                                                               SIX MONTHS   SIX MONTHS       YEAR
                                                                  ENDED       ENDED          ENDED
                                                                 JUNE 30,    JUNE 30,     DECEMBER 31,
                                                                  1995        1996           1995
                                                                  ----        ----           ----
Interest expense before any adjustments ................         $  417        $2,591       $   866
Interest expense on Notes and New Credit Facility
   at a composite interest rate of 9.5%, including
   revolving credit commitment and administrative
   fees ................................................          7,338         5,170        14,676
Interest expense on refinanced debt ....................           (386)         (245)         (807)
Amortization of deferred finance costs .................            475           335           949
                                                                -----------------------------------
     Total adjustments .................................          7,427         5,260        14,818
                                                                -----------------------------------
Pro forma Interest expense .............................         $7,844        $7,851       $15,684
                                                                ===================================